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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of NCR Corporation on Form S-8 (Nos. 333-18797, 333-18799, 333-18801, and 333-
18803) of our report dated January 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of NCR Corporation and subsidiaries as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.

Cincinnati, Ohio
March 13, 1998